SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                       September 7, 2012
                      Date of Report
             (Date of Earliest Event Reported)

                 ACCESS US OIL & GAS, INC.
    (Exact Name of Registrant as Specified in its Charter)

               GUMTREE ACQUISITION CORPORATION
                  (Former Name of Registrant)

Delaware                   000-54721                  00-0000000
(State or other
jurisdiction          (Commission File Number)         (IRS Employer
of incorporation)                                   Identification No.)

                  665 Woodland Square Loop SE
                          Suite 201
                  Lacey, Washington 98503
            (Address of Principal Executive Offices)

                      215 Apolena Avenue
                Newport Beach, California 92662
         (Former Address of Principal Executive Offices)

                         360/ 970-2647
                 (Registrant's Telephone Number)

ITEM 3.02 Unregistered Sales of Equity Securities

     Access US Oil & Gas, Inc. (formerly Gumtree Acquisition Corporation) (the "Registrant" or the "Company") issued 19,500,000 shares of its common stock September 8, 2012, pursuant to Section 4(2) of the Securities Act of 1933 at par for an aggregate of $1,950 representing 97.5% of the total outstanding 20,000,000 shares of common stock.

ITEM 5.01     Changes in Control of Registrant

    On September 7, 2012, the following events occurred which resulted in a change of control of the Registrant:

    1. The Registrant redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,950.

    2.   The then current officers and directors resigned.

    3.   New officer(s) and director(s) were appointed and elected.

    The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on May 30, 2012 and amended August 1, 2012, and as supplemented by the information contained in this report.

     Access U.S. Oil and Gas, Inc., Access is structured to offer oil and gas investments in major oil finds in North America. The Company intends to partner with professional oil and gas extraction companies in proven oil formations using the latest technology to promote successful exploration.

ITEM 5.02  Departure of Directors or Principal Officers; Election of Directors

    On September 7, 2012, James Cassidy resigned as the Registrant's president, secretary and director.

    On September 7, 2012, James McKillop resigned as the Registrant's vice president and director.

    On September 7, 2012, Charles A. McSwain and Michael Mattox were elected as the directors of the Registrant.

    On September 7, 2012, Michael Mattox was appointed President and Charles
A. McSwain was appointed Secretary and Treasurer.

    Charles A. McSwain serves as an officer and director of the Registrant. Mr. McSwain, CPA, CVA, received his Bachelor of Arts in Accounting from the University of Washington and his Masters of Taxation from Golden Gate University. In 1995, Mr. McSwain founded and is the director of McSwain
& Company. He has more than 30 years experience in public accounting including expertise in a variety of industries to include consulting in all phases of taxation, accounting and business valuation. Since 1996, Mr. McSwain is the founder and a principal of Paymaster Payroll, a vendor to McSwain & Company. Mr. McSwain is the founder of McSwain Financial Services, LLC, which is an asset management firm.

    Michael Mattox serves as an officer and director of the Registrant. Mr. Mattox, MBA, received his Bachelor of Arts in International Business from Evergreen State College and his Masters of Business Administration from City University. Mr. Mattox is the founding Principal of Access the USA (AUSA) and Washington Regional Center which offers foreign investment, creates jobs and provides opportunities for foreigners to obtain U.S. green cards. Mr. Mattox has brought innovative investments to the world market and attracted more than $200 million within the past year. AUSA was awarded the 2012 Globe Award from the World Trade Center Tacoma for Service Provider of the Year.

    Mr. Mattox studied Chinese at the Defense Language Institute and has been an Adjunct Professor of Marketing for St. Martins University at the Shanghai Maritime University in Shanghai, China.

ITEM 5.03     Amendments to Articles of Incorporation

    On September 7, 2012, the shareholders of the Corporation and the Board of Directors unanimously approved the change of the Registrant's name to Access US Oil & Gas, Inc. and filed such change with the State of Delaware.

                     SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                    ACCESS US OIL & GAS, INC.



Date: September 14, 2012               /s/ Michael Mattox
                                          President